UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2007

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, George Hervey, Vice President of Finance and Chief Financial Officer of Marvell Technology Group Ltd. (the “Company”), resigned from each of the foregoing positions.

On May 6, 2007, Weili Dai, the Executive Vice President and Chief Operating Officer, Corporate Secretary, and General Manager, Communications and Consumer Business Group, and member of the board of directors of the Company, resigned from each of the foregoing positions. Ms. Dai will continue with the Company in a non-management role as Director of Strategic Marketing and Business Development.

On May 6, 2007 the Company appointed Mike Tate as its Vice President, Corporate Controller and Treasurer and interim Chief Financial Officer. Mr. Tate has served as Vice President and Treasurer of the Company’s U.S. operating subsidiary, Marvell Semiconductor, Inc. (“MSI”), since joining the Company in January 2001 upon the Company’s acquisition of Galileo Technology Ltd. and was appointed Corporate Controller of MSI in September 2006. Prior to joining the Company, Mr. Tate served in various financial management positions from 1997 to 2001 at Galileo Technology Ltd., including, most recently, Vice President of Finance and Chief Financial Officer. Mr. Tate is a CPA and holds a Bachelor of Science degree in Business Administration from California Polytechnic State University, San Luis Obispo, where he graduated with honors.

On May 6, 2007, the Company entered into a Stock Reformation Agreement with Dr. Sehat Sutardja, pursuant to which Dr. Sutardja agreed to reform a stock option agreement dated effective December 26, 2003 to reduce the number of shares covered by such agreement by 2,000,000 (post-split) shares. The 2,000,000 shares represents the amount of shares mistakenly awarded by a committee of independent directors in excess of that authorized under the applicable stock option plan. A copy of the Reformation of Stock Option Agreement with Dr. Sutardja is attached hereto as Exhibit 10.1.

On May 6, 2007, the Company entered into an Amendment of Stock Option Agreement with Weili Dai, pursuant to which Ms. Dai agreed to cancel options to purchase an aggregate of 1,502,667 shares, which are all of the shares remaining unvested as of May 6, 2007 under her December 26, 2003, March 10, 2006 and May 25, 2006 grants, and to limit the exercisability of already vested options. A copy of the Amendment of Stock Option Agreement with Ms. Dai is attached hereto as Exhibit 10.2.

Item 8.01               Other Events.

On May 7, 2007, the Company issued a press release regarding the internal review by a special committee of the Company’s board of directors relating to Company’s historical stock option practices and related accounting matters. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Reformation of Stock Option Agreement dated May 6, 2007 between Marvell Technology Group Ltd. and Dr. Sehat Sutardja.

	10.2	Amendment of Stock Option Agreement dated May 6, 2007 between Marvell Technology Group Ltd. and Weili Dai.

	99.1	Press Release dated May 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2007

MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ Mike Tate
Mike Tate
Vice President, Corporate Controller
and Treasurer and
Interim Chief Financial Officer